                                                                     EXHIBIT 4.7


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                    SERIES 1997-1 LETTER OF CREDIT AGREEMENT

                          Dated as of October 29, 1997

                                      among

                       REPUBLIC INDUSTRIES FUNDING CORP.,

                             ALAMO RENT-A-CAR, INC.,

                        NATIONAL CAR RENTAL SYSTEM, INC.,

                            SPIRIT RENT-A-CAR, INC.,

                             VALUE RENT-A-CAR, INC.,

                  those additional Subsidiaries and Affiliates
                          of Republic Industries, Inc.
            from time to time becoming Additional Lessees hereunder,

                            REPUBLIC INDUSTRIES, INC.

                                       and

             WESTDEUTSCHE LANDESBANK GIROZENTRALE, NEW YORK BRANCH,
                 as the Series 1997-1 Letter of Credit Provider





================================================================================

                                TABLE OF CONTENTS


RECITALS......................................................................1


                                    ARTICLE I

                                   DEFINITIONS

Section 1.1.  Definitions.....................................................3


                                   ARTICLE II

                   ISSUANCE OF SERIES 1997-1 LETTER OF CREDIT
                           AND CERTAIN RELATED MATTERS

Section 2.1.  Issuance of Series 1997-1 Letter of Credit .....................4
Section 2.2.  Facility Fees...................................................6
Section 2.3.  No Liability of Series 1997-1 Letter of Credit Provider.........6
Section 2.4.  Surrender of the Series 1997-1 Letter of Credit.................7
Section 2.5.  Conditions Precedent to Issuance................................7
Section 2.6.  Increased Capital Costs, etc...................................10
Section 2.7.  Taxes..........................................................11
Section 2.8.  Replacement of Series 1997-1 Letter of Credit Provider.........13
Section 2.9.  Obligation Absolute............................................13
Section 2.10. Amendments to GM Series 1997-1
              Support Reimbursement Agreement................................14


                                   ARTICLE III

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 3.1.  Representations and Warranties of the Lessees and Republic.....15
Section 3.2.  Representations and Warranties of RFC..........................16
Section 3.3.  Series 1997-1 Letter of Credit Provider Covenants..............17

                                   ARTICLE IV

                                  MISCELLANEOUS

Section 4.1.   Payments......................................................18
Section 4.2.   Expenses......................................................18
Section 4.3.   Indemnity.....................................................19
Section 4.4.   Notices.......................................................20
Section 4.5.   Amendments, etc...............................................20
Section 4.6.   Consent to Jurisdiction.......................................20
Section 4.7.   Waiver of Jury Trial..........................................21
Section 4.8.   Governing Law.................................................21
Section 4.9.   Severability..................................................21
Section 4.10.  Term..........................................................22
Section 4.11.  Successors and Assigns........................................22
Section 4.12.  Counterparts..................................................22
Section 4.13.  Bankruptcy Petition Against RFC...............................22
Section 4.14.  Survival of Representations and Warranties....................22
Section 4.15.  Obligation....................................................23
Section 4.16.  Headings......................................................23
Section 4.17.  [Reserved]....................................................23
Section 4.18.  Limited Recourse to RFC.......................................23
Section 4.19.  Waiver of Set-Off.............................................23
Section 4.20.  Confidentiality...............................................24
Section 4.21.  Nature of Obligations.........................................24
Section 4.22.  Additional Lessees............................................24
Section 4.23.  Other Obligations and Rights of the Series
               1997-1 Letter of Credit Provider..............................25
Section 4.24.  Benefit for the Series 1997-1 Letter of Credit Provider.......25


Schedule 1 - Addresses for Notices as of Date of Execution of Agreement

EXHIBIT A -  Form of Irrevocable Letter of Credit

EXHIBIT B -  Form of Lessee Joinder in Series 1997-1 Letter of Credit Agreement

                    SERIES 1997-1 LETTER OF CREDIT AGREEMENT


         THIS SERIES 1997-1 LETTER OF CREDIT AGREEMENT, dated as of October 29, 1997 (as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof, this "Agreement"), is entered into by and among REPUBLIC INDUSTRIES FUNDING CORP., a Delaware corporation ("RFC"), ALAMO RENT-A-CAR, INC., a Florida corporation ("Alamo"), NATIONAL CAR RENTAL SYSTEM, INC., a Delaware corporation ("National"), SPIRIT RENT-A-CAR, INC., an Ohio corporation ("Spirit"), VALUE RENT-A-CAR, INC., a Florida corporation ("Value"), those additional Subsidiaries and other Affiliates of Republic (as defined below) that become party to this Agreement from time to time pursuant to the provisions of Section 4.22 hereof (each an "Additional Lessee" and, collectively, the "Additional Lessees"; each of the Additional Lessees, Alamo, National, Spirit and Value, a "Lessee" and, collectively, the "Lessees"), REPUBLIC INDUSTRIES, INC., a Delaware corporation ("Republic"), and WESTDEUTSCHE LANDESBANK GIROZENTRALE, NEW YORK BRANCH, as the Series 1997-1 Letter of Credit Provider (in such capacity, the "Series 1997-1 Letter of Credit Provider").


                                    RECITALS

         1. Contemporaneously with the execution and delivery of this Agreement, National Car Rental Financing Limited Partnership, a Delaware limited partnership ("NFLP"), as issuer, and The Bank of New York, a New York banking corporation, as Trustee (in such capacity, the "Trustee") and Enhancement Agent (in such capacity, the "Enhancement Agent"), are entering into the Series 1997-1 Supplement, dated as of even date herewith (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the "Series 1997-1 Supplement"), to the Base Indenture, dated as of April 30, 1996 (as amended by the Supplement and Amendment to Base Indenture, dated as of December 20, 1996, between NFLP and the Trustee, and as the same may be further amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the "Base Indenture"), between NFLP and the Trustee, pursuant to which NFLP will issue the Series 1997-1 Notes (such capitalized terms, together with all other capitalized terms used herein, shall have the meanings assigned thereto pursuant to Section 1.1).

         2. Contemporaneously with the execution and delivery of this Agreement, RFC will purchase the Series 1997-1 Notes from NFLP pursuant to the Series 1997-1 Note Purchase Agreement and will thereafter make advances to NFLP from time to time, the proceeds of which will be used by NFLP to acquire, finance the acquisition of and/or refinance Vehicles and Eligible Receivables to be leased by NFLP in its capacity as the Lessor to the Lessees for use in the respective domestic daily rental businesses of the Lessees and Fleet Sharing Parties pursuant to the Lease.

         3. Contemporaneously with the execution and delivery of this Agreement, RFC and the Depositary are entering into the Depositary Agreement pursuant to which RFC will issue its Commercial Paper Notes for sale in the commercial paper markets and RFC and the Dealers are entering into the Dealer Agreement pursuant to which the Dealers will act as Dealers with respect to RFC's sale of the Commercial Paper Notes in the commercial paper markets.

         4. Contemporaneously with the execution and delivery of this Agreement, RFC, the Liquidity Lenders and the Series 1997-1 Liquidity Agent are entering into the Series 1997-1 Liquidity Agreement to provide for the Liquidity Lenders to make Liquidity Advances to RFC from time to time that will be used to (i) repay the maturing Commercial Paper Notes, (ii) repay maturing Liquidity Advances and (iii) make additional advances to NFLP under the Series 1997- 1 Notes.

         5. Contemporaneously with the execution and delivery of this Agreement, NFLP, the Lessees, the Master Collateral Agent, Republic and the Financing Sources and Beneficiaries as of the Series 1997-1 Closing Date are entering into the Master Collateral Agency Agreement in which NFLP and the Lessees will grant to the Master Collateral Agent for the benefit of the Financing Sources and the Beneficiaries a first priority security interest in their respective interests in the Vehicles, the Manufacturer Programs and the other property identified therein as the Master Collateral.

         6. Contemporaneously with the execution and delivery of this Agreement, RFC, the Series 1997-1 Liquidity Agent, the Depositary, the Dealers, the Series 1997-1 Support Letter of Credit Providers, the GM Series 1997-1 Support Provider and the Series 1997-1 Collateral Agent are entering into the Series 1997-1 Collateral Agreement in which RFC will pledge and assign its right, title and interest in and to the Master Collateral to the Series 1997-1 Collateral Agent for the benefit of the other parties to the Series 1997-1 Collateral Agreement, the Liquidity Lenders, the holders of the Commercial Paper Notes and the Series 1997-1 Cash Collateral Account.

         7. Contemporaneously with the execution and delivery of this Agreement, the Series 1997-1 Letter of Credit Provider is issuing the Series 1997-1 Letter of Credit to the Enhancement Agent (i) as liquidity support for RFC's obligation to repay maturing Commercial Paper Notes, (ii) as partial credit support for amounts owed by the Lessees under the Series 1997 Lease and (iii) as credit support for amounts owed by National under Section 5.10 of the Series 1997-1 Supplement.

         8. Contemporaneously with the execution and delivery of this Agreement, the Series 1997-1 Support Letter of Credit Providers are issuing their respective Series 1997-1 Support Letters of Credit and the GM Series 1997-1 Support Provider is issuing the GM Series 1997-1

Support Agreement to reimburse the Series 1997-1 Letter of Credit Provider on a pro rata basis for amounts drawn on the Series 1997-1 Letter of Credit.

         9. Contemporaneously with the execution and delivery of this Agreement, RFC, the Lessees, NFLP, Republic and the Series 1997-1 Support Letter of Credit Providers are entering into the Series 1997-1 Support Reimbursement Agreement to provide for the reimbursement by RFC and the Lessees of amounts drawn on the Series 1997-1 Support Letters of Credit by the Series 1997-1 Letter of Credit Provider and the guaranty of the Lessees' reimbursement obligations by Republic.

         10. Contemporaneously with the execution and delivery of this Agreement, RFC, the Lessees, NFLP and the GM Series 1997-1 Support Provider are entering into the GM Series 1997-1 Support Reimbursement Agreement to provide for the reimbursement by RFC and the Lessees of amounts drawn on the GM Series 1997-1 Support Agreement by the Series 1997-1 Letter of Credit Provider, provided that any such payment by RFC or any Lessee on any date shall only be after payment by RFC or such Lessee of any amounts due and payable by RFC or such Lessee as of such date to the Series 1997-1 Support Letter of Credit Providers under the Series 1997-1 Support Reimbursement Agreement as of such date.

         11. RFC, the Lessees, Republic and the Series 1997-1 Letter of Credit Provider are entering into this Agreement to provide for the payment and repayment of certain fees and expenses and other obligations of RFC, the Lessees and Republic to the Series 1997-1 Letter of Credit Provider in connection with the issuance and delivery by the Series 1997-1 Letter of Credit Provider of the Series 1997-1 Letter of Credit.


         NOW, THEREFORE, in consideration of the premises and of the agreements herein contained, and for due and adequate consideration, which the parties hereto hereby acknowledge, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1. Definitions. As used in this Agreement and unless the context requires a different meaning, capitalized terms used but not defined herein (including the preamble and the recitals hereto) shall have the meanings assigned to such terms, in all cases only as of the date hereof and with such amendments and modifications as may be agreed upon in writing by the Series 1997-1 Letter of Credit Provider, in Section 2.1 of the Series 1997-1 Supplement (including by reference therein to the Definitions Lists attached as (i) Annex A to the Series

1997-1 Supplement, (ii) Schedule 1 to the Base Indenture, as amended and supplemented as of the date hereof, and (iii) Annex A to the Liquidity Agreement).


                                   ARTICLE II

                   ISSUANCE OF SERIES 1997-1 LETTER OF CREDIT
                           AND CERTAIN RELATED MATTERS

         Section 2.1. Issuance of Series 1997-1 Letter of Credit . (a) The Series 1997-1 Letter of Credit Provider hereby agrees, on the terms and subject to the conditions hereinafter set forth, to issue to the Enhancement Agent an irrevocable letter of credit of even date herewith in substantially the form attached hereto as Exhibit A (as such letter of credit may be amended, supplemented, restated or otherwise modified or substituted or replaced from time to time in accordance with the terms thereof, the "Series 1997-1 Letter of Credit") in an initial amount equal to TWO HUNDRED THIRTY MILLION DOLLARS ($230,000,000) (the Series 1997-1 Letter of Credit Provider's "Series 1997-1 Letter of Credit Commitment") as such amount may be reduced and increased from time to time in accordance with the terms of the Series 1997-1 Letter of Credit, for a term expiring on September 24, 2000 (or if any such date is not a Business Day, the immediately preceding Business Day) or such later date to which the term is extended pursuant to Section 2.1(c) (the "Scheduled Letter of Credit Expiration Date").

         (b) If a successor Enhancement Agent is appointed, promptly following the appointment of such successor Enhancement Agent pursuant to the terms of the Series 1997-1 Letter of Credit, and upon receipt of an Instruction to Transfer substantially in the form of Annex G to the Series 1997-1 Letter of Credit, the Series 1997-1 Letter of Credit Provider shall deliver for the benefit of such successor Enhancement Agent, in exchange for the then outstanding Series 1997-1 Letter of Credit, a substitute letter of credit having terms substantially identical to the then outstanding Series 1997-1 Letter of Credit but in favor of such successor.

         (c) If Republic, on behalf of the Lessees, and RFC wish to extend the Scheduled Letter of Credit Expiration Date for purposes of this Agreement, they shall give the Series 1997-1 Letter of Credit Provider written notice to such effect not more than ninety (90) days and not less than seventy-five (75) days prior to the date that is one year from the Series 1997-1 Closing Date (or if such day is not a Business Day then on the next succeeding Business Day) and thereafter not more than ninety (90) days and not less than seventy-five (75) days prior to each subsequent one-year anniversary of the Series 1997-1 Closing Date. If Republic, on behalf of the Lessees, and RFC shall make such request, the Series 1997-1 Letter of Credit Provider shall notify each of Republic, RFC and the Enhancement Agent in writing of its decision whether or not to so extend its Scheduled Letter of Credit Expiration Date, which decision shall be in its sole and absolute discretion, not later than thirty (30) days after the notice is given from RFC and Republic on behalf of the Lessees referred to above, stating that the Series 1997-1 Letter of Credit Provider has or has not agreed to extend such Scheduled Letter of Credit Expiration Date for an additional year (or lesser period) and, if the Series 1997-1 Letter of Credit Provider does so consent, the conditions of such consent (including conditions relating to legal documentation). If the Series 1997-1 Letter of Credit Provider shall not so notify RFC and Republic on behalf of the Lessees, the Series 1997-1 Letter of Credit Provider shall be deemed not to have consented to such request. If the Series 1997-1 Letter of Credit Provider desires to extend its Scheduled Letter of Credit Expiration Date, the Series 1997-1 Letter of Credit Provider shall, as it elects, either (i) issue to the Enhancement Agent in exchange for and upon receipt of the then outstanding Series 1997-1 Letter of Credit, a substitute letter of credit having terms substantially identical to the then outstanding Series 1997-1 Letter of Credit but expiring on the Scheduled Letter of Credit Expiration Date as so extended or
(ii) deliver to the Enhancement Agent an amendment to the then outstanding Series 1997-1 Letter of Credit to reflect such extension of the Scheduled Letter of Credit Expiration Date.

         (d) If the Series 1997-1 Letter of Credit Provider does not consent to the extension of its Scheduled Letter of Credit Expiration Date pursuant to paragraph (c) of this Section 2.1, each of the Lessees, Republic and RFC shall use their best efforts to obtain, no later than the Scheduled Letter of Credit Expiration Date, a successor institution to act as the Series 1997-1 Letter of Credit Provider or, in the alternative, no later than the Scheduled Letter of Credit Expiration Date, to otherwise provide the credit enhancement to be provided by the Series 1997-1 Letter of Credit Provider for the Series 1997 Lease payments to be made by the Lessees with (1) the funding of the Series 1997-1 Cash Collateral Account with cash, (2) other cash collateral accounts, overcollateralization or subordinated securities or (3) a surety bond or other similar arrangement, in each case in an amount equal to the Series 1997-1 Fronting Letter of Credit Amount (as defined in the Series 1997-1 Letter of Credit) immediately prior to any drawing referred to in subsection (e) below (whether funded from a Series 1997-1 LOC Termination Disbursement or otherwise); provided, however, that any such other form of substitute credit enhancement referred to in the foregoing clauses (2) and (3) shall be subject to (x) receipt by the Series 1997-1 Liquidity Agent of the prior written notification of each Rating Agency that its then current rating of RFC's Commercial Paper Notes Outstanding shall not be reduced or withdrawn as a result thereof, and (y) with respect to any such form of substitute credit enhancement referred to in the foregoing clause (3), if the ratings with respect to such substitute credit enhancement, if applicable, are less than "A-1" or the equivalent from S&P and "P-1" or the equivalent from Moody's, the approval of the Majority Banks; provided further, however, that only after all amounts then owing to the Series 1997-1 Letter of Credit Provider hereunder have been paid in full shall the letter of credit issued by such successor bank or banks or such other substitute credit enhancement be substituted for the Series 1997-1 Letter of Credit. If such a successor institution or such other substitute credit enhancement is obtained, each of the Lessees and RFC and, if applicable, such successor institution shall (i) sign such documents and instruments as shall be appropriate to evidence such successor institution's issuance of a letter of credit or such other substitute credit enhancement, (ii) return to the Series 1997-1 Letter of Credit Provider its then outstanding Series 1997-1 Letter of Credit and (iii) deliver to the Enhancement

Agent a substitute letter of credit having terms substantially identical to the then outstanding Series 1997-1 Letter of Credit but expiring on the Scheduled Letter of Credit Expiration Date as so extended and with such successor institution as the issuer thereof or deliver such other substitute credit enhancement in form and substance reasonably acceptable to the Enhancement Agent.

         (e) If (i) Republic, acting on behalf of the Lessees, and RFC do not request an extension of the Scheduled Letter of Credit Expiration Date with respect to the Series 1997-1 Letter of Credit or (ii) the Series 1997-1 Letter of Credit Provider does not consent to the extension of its Scheduled Letter of Credit Expiration Date pursuant to paragraph (c) of this Section 2.1 and the Lessees, Republic and RFC do not obtain a successor Series 1997-1 Letter of Credit Provider or other substitute credit enhancement prior to the date which is thirty (30) days prior to the Scheduled Letter of Credit Expiration Date, then Republic, acting on behalf of the Lessees, and RFC shall immediately notify the Enhancement Agent and the Enhancement Agent, pursuant to the terms of the Series 1997-1 Supplement, to immediately request a Series 1997-1 LOC Termination Disbursement from the Series 1997-1 Letter of Credit Provider in accordance with the Series 1997-1 Letter of Credit no later than one (1) Business Day prior to the Scheduled Letter of Credit Expiration Date in an amount equal to the Series 1997-1 Fronting Letter of Credit Amount.

         Section 2.2. Facility Fees. Republic hereby agrees to pay to the Series 1997-1 Letter of Credit Provider a letter of credit commission (the "Letter of Credit Facility Fee"), as set forth in that certain fee letter between Republic and the Series 1997-1 Letter of Credit Provider dated as of September 24, 1997.

         Section 2.3. No Liability of Series 1997-1 Letter of Credit Provider. RFC, the Lessees and Republic each acknowledges that the Series 1997-1 Letter of Credit Provider is not responsible for any risks of acts or omissions of the Enhancement Agent or any other beneficiary or transferee of the Series 1997-1 Letter of Credit with respect to its use of the Series 1997-1 Letter of Credit. Neither the Series 1997-1 Letter of Credit Provider nor any of its employees, officers or directors shall be liable or responsible for: (a) the use which may be made of the Series 1997-1 Letter of Credit or any acts or omissions of the Enhancement Agent and any transferee in connection therewith; (b) the validity or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, fraudulent or forged; (c) payment by the Series 1997-1 Letter of Credit Provider against presentation of documents which do not comply with the terms of the Series 1997-1 Letter of Credit including failure of any documents to bear any reference or adequate reference to the Series 1997-1 Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under the Series 1997-1 Letter of Credit; provided, however, that the Series 1997-1 Letter of Credit Provider shall be liable to RFC and each Lessee, to the extent of any direct, as opposed to consequential, damages suffered by RFC or any Lessee which were caused by (i) the Series 1997-1 Letter of Credit Provider's willful misconduct or gross negligence in determining whether documents presented under the Series 1997-1 Letter of Credit comply with the terms of the Series 1997-1 Letter of Credit or (ii) the Series 1997-1 Letter of Credit Provider's gross negligence in failing to make or willful failure to make lawful payment under the Series 1997-1 Letter of Credit after the presentation to the Series 1997-1 Letter of Credit Provider by the Enhancement Agent of a certificate strictly complying with the terms and conditions of the Series 1997-1 Letter of Credit. In furtherance and not in limitation of the foregoing, the Series 1997-1 Letter of Credit Provider may accept documents that appear on their face, to be in order, without responsibility for further investigation.

         Section 2.4. Surrender of the Series 1997-1 Letter of Credit. Republic, RFC and the Lessees shall cause the Enhancement Agent under the Series 1997-1 Letter of Credit to surrender, and the Enhancement Agent shall surrender, the Series 1997-1 Letter of Credit to the Series 1997-1 Letter of Credit Provider on the earliest of (i) the date on which the Series 1997-1 Letter of Credit Provider honors a Certificate of Termination Demand presented under the Series 1997-1 Letter of Credit to the extent of the full Series 1997-1 Fronting Letter of Credit Amount as in effect on such date, (ii) so long as the Series 1997-1 Letter of Credit Provider has not wrongfully failed to honor a demand for payment previously made by the Enhancement Agent under the Series 1997-1 Letter of Credit, the date on which written notice is received by the Series 1997-1 Letter of Credit Provider from the Enhancement Agent that an alternate letter of credit or other form of credit enhancement has been substituted for the Series 1997-1 Letter of Credit, (iii) the date on which written notice is received by the Series 1997-1 Letter of Credit Provider from the Enhancement Agent that (v) RFC is no longer permitted to issue Commercial Paper Notes under the terms of the Series 1997-1 Liquidity Agreement and the Depositary Agreement, (w) the Aggregate Liquidity Commitment of the Liquidity Lenders to make Liquidity Advances is terminated, (x) there are no Liquidity Advances or other obligations supported by the Series 1997-1 Letter of Credit outstanding under the Series 1997-1 Liquidity Agreement, (y) there are no longer any Commercial Paper Notes Outstanding, and (z) that the Series 1997-1 Letter of Credit is deemed terminated and (iv) the Scheduled Letter of Credit Expiration Date.

         Section 2.5. Conditions Precedent to Issuance. The following constitute conditions precedent to the obligation of the Series 1997-1 Letter of Credit Provider to issue the Series 1997-1 Letter of Credit (provided, that such conditions will be deemed to be satisfied upon the issuance of the Series 1997-1 Letter of Credit):

              (i) On the date of issuance of the Series 1997-1 Letter of Credit, each condition precedent to (A) the issuance of the Series 1997-1 Note under the Series 1997-1 Note Purchase Agreement and the Series 1997-1 Supplement, (B) the initial Series 1997 Lease Advance under the Series 1997 Lease and (C) the effectiveness of the Series 1997-1 Note Purchase Agreement and the Series 1997-1 Liquidity Agreement shall be satisfied.

              (ii) On the date of issuance of the Series 1997 Letter of Credit, all representations and warranties of each of the Lessees and Republic contained in this Agreement and in each other Related Document to which any of the Lessees or Republic is a party shall be true and correct immediately prior to, and after giving effect to, the issuance of the Series 1997-1 Letter of Credit .

              (iii) On the date of issuance of the Series 1997-1 Letter of Credit, all representations and warranties of RFC contained in this Agreement and in each other CP Program Document to which RFC is a party shall be true and correct immediately prior to, and after giving effect to, the issuance of the Series 1997-1 Letter of Credit.

              (iv) On the date of issuance of the Series 1997-1 Letter of Credit, (A) the Series 1997-1 Letter of Credit Provider shall have received duly executed original copies of the Series 1997-1 Support Letters of Credit and the GM Series 1997-1 Support Agreement, and (B) the aggregate sum of the Support Letter of Credit Commitments of all the Series 1997-1 Support Letter of Credit Providers and the Available GM Support Amount shall be an amount equal to the Series 1997-1 Fronting Letter of Credit Amount.

              (v) The Series 1997-1 Letter of Credit Provider shall have received as of the Series 1997-1 Closing Date a copy of the confirmation letter from S&P to the effect that the Commercial Paper Notes shall have been given a rating of at least "A-1" by S&P, which rating shall be in full force and effect.

              (vi) The Series 1997-1 Letter of Credit Provider shall have received copies of the opinions of counsel to each of the Series 1997-1 Support Letter of Credit Providers and the GM Series 1997-1 Support Provider, addressed to the Series 1997-1 Letter of Credit Provider and reasonably satisfactory in form and substance to the Series 1997-1 Letter of Credit Provider.

              (vii) The Series 1997-1 Letter of Credit Provider shall be satisfied with the final terms and conditions of the transactions contemplated hereby, including, without limitation, all legal and tax aspects thereof; and all documentation relating to the transactions shall be in form and substance satisfactory to the Series 1997-1 Letter of Credit Provider.

              (viii) On the date of issuance of the Series 1997-1 Letter of Credit, immediately prior to, and after giving effect to, the issuance of the Series 1997-1 Letter of Credit there shall be no action, suit, investigation, litigation or proceeding pending against or, to the knowledge of Republic, any Lessee, NFLP or RFC, threatened against or affecting Republic, any Lessee, NFLP or RFC, before any court or arbitrator or any governmental body, agency or official that (A) would be reasonably likely to have a Material Adverse Effect, or (B) which in any manner draws into question the legality, validity or enforceability of this Agreement or any Related Document, the consummation of the transactions contemplated hereby or thereby, or the ability of Republic, any Lessee, NFLP or RFC to comply with any of the respective terms thereunder.

              (ix) All governmental and third party consents and approvals necessary in connection with this Agreement and the Series 1997-1 Letter of Credit or the transactions contemplated hereby or thereby shall have been obtained (without the imposition of any conditions that are not, in its reasonable judgment, acceptable to each of the Series 1997-1 Letter of Credit Provider) and shall remain in effect; all applicable waiting periods shall have expired without any action being taken by any competent authority; and no law or regulation shall be applicable that restrains, prevents or imposes materially adverse conditions upon this Agreement or the Series 1997-1 Letter of Credit or the transactions contemplated hereby or thereby.

              (x) The Series 1997-1 Letter of Credit Provider shall have received from each of the Lessees, RFC and Republic (A) a copy of the resolutions of its Board of Directors or other governing body, certified as of the Series 1997-1 Closing Date by the secretary or assistant secretary thereof, authorizing the execution, delivery and performance of this Agreement (if applicable) and the other Related Documents to which it is a party and the procurement of the Series 1997-1 Letter of Credit and (B) an incumbency certificate thereof with respect to its officers, agents or other representatives authorized to execute this Agreement (if applicable) and the Related Documents to which it is a party.

              (xi) The Series 1997-1 Letter of Credit Provider shall have received an Officer's Certificate, dated the Series 1997-1 Closing Date, from each Lessee and Republic, duly executed and delivered by an Authorized Officer of such Lessee or Republic, as applicable, in which such Lessee or Republic, as applicable, shall have represented and warranted that the representations and warranties of such Lessee or Republic, as applicable, in this Agreement and the other Related Documents to which it is a party are true and correct as of the Series 1997-1 Closing Date (in all material respects to the extent any such representations and warranties do not incorporate a materiality limitation in their terms) and, at the time such Officer's Certificate is delivered, the Series 1997-1 Letter of Credit Provider shall be satisfied that such statements are in fact true and correct.

              (xii) The Series 1997-1 Letter of Credit Provider shall have received a Series 1997-1 Closing Date Certificate, dated the Series 1997-1 Closing Date, duly executed and delivered by an Authorized Officer of RFC, in which RFC shall have represented and warranted that the representations and warranties of RFC in the CP Program Documents to which it is a party are true and correct as of the Series 1997-1 Closing Date (in all material respects to the extent any such representations and warranties do not incorporate a materiality limitation in their terms) at the time such certificate is delivered, the Series

         1997-1 Letter of Credit Provider shall be satisfied that such statements are in fact true and correct.

              (xiii) The Series 1997-1 Letter of Credit Provider shall have received a certificate from each Lessee and each of RFC, NFLP and Republic, in each case dated the Series 1997-1 Closing Date, and duly executed by a Financial Officer of each Lessee, RFC, NFLP and Republic, respectively, in scope and substance satisfactory to the Series 1997-1 Letter of Credit Provider, to the effect that each Lessee, RFC, NFLP and Republic, respectively, will be solvent after giving effect to the transactions contemplated by this Agreement, each of the other CP Program Documents and each of the other Related Documents and the issuance and sale of the Commercial Paper Notes.

              (xiv) The Series 1997-1 Letter of Credit Provider shall have received such other documents (including, without limitation, an executed copy (or duplicate thereof) of each other Related Document) certificates, instruments, approvals or opinions as the Series 1997-1 Letter of Credit Provider may reasonably request.

              (xv) The Series 1997-1 Letter of Credit Provider shall have received fees and expenses due and payable pursuant to Sections 2.6 and
         4.2 or pursuant to any fee letter or commitment letter entered into between Republic or any Affiliate thereof with the Series 1997-1 Letter of Credit Provider in connection with the transactions contemplated by this Agreement (including all reasonable legal fees and expenses, if then invoiced).

         Section 2.6. Increased Capital Costs, etc. (a) If any change in, or the introduction, adoption, effectiveness, interpretation or reinterpretation or phase-in of, in each case after the date hereof, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority affects or would affect the amount of capital required or reasonably expected to be maintained by the Series 1997-1 Letter of Credit Provider or any Person controlling the Series 1997-1 Letter of Credit Provider, and the Series 1997-1 Letter of Credit Provider reasonably determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of the Series 1997-1 Letter of Credit Commitment, its issuance or maintenance of the Series 1997-1 Letter of Credit or the making of any Series 1997-1 LOC Disbursement is reduced to a level below that which the Series 1997-1 Letter of Credit Provider or such controlling Person would have achieved but for the occurrence of such circumstance, then, in any such case after notice from time to time by the Series 1997-1 Letter of Credit Provider to RFC or Republic, as the case may be, RFC, solely with respect to Series 1997-1 LOC Liquidity Disbursements, and each of the Lessees and Republic (jointly and severally) with respect to Series 1997-1 LOC Credit Disbursements and in all other cases and for all other disbursements with respect to the Series 1997-1 Letter of Credit, shall pay an incremental fee sufficient to compensate the Series 1997-1 Letter of Credit Provider or such controlling Person for such reduction in rate of return; provided, however, that RFC, each of the Lessees and Republic shall have no obligation to pay any such additional amount under this Section 2.6(a) with respect to any day or days unless the Series 1997-1 Letter of Credit Provider shall have notified RFC or Republic (including on behalf of the Lessees), as applicable, of its demand therefor within forty-five (45) days of the date upon which the Series 1997-1 Letter of Credit Provider has obtained audited information with respect to the fiscal year of the Series 1997-1 Letter of Credit Provider in which such day or days occurred. A statement of the Series 1997-1 Letter of Credit Provider as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on RFC, each of the Lessees and Republic, as applicable; and provided, further, that the initial payment of such increased fee shall include a payment for accrued amounts due under this Section 2.6(a) prior to such initial payment. In determining such additional amount, the Series 1997-1 Letter of Credit Provider may use any method of averaging and attribution that it (in its reasonable discretion) shall deem applicable so long as it applies such method to other similar transactions.

         (b) If, due to either (i) the introduction of, or any change in, or in the administration or interpretation of, any law, rule or regulation (domestic of foreign) or (ii) the compliance with any directive, guideline or request from any central bank or other governmental or monetary authority (whether or not having the force of law) promulgated or made after the date hereof, there shall be an increase in the cost to or a reduction in the amount received or receivable by the Series 1997-1 Letter of Credit Provider of issuing, making, funding or maintaining, the Series 1997-1 Letter of Credit or any Series 1997-1 LOC Disbursements (including, without limitation, as a result of the imposition or modification of any reserve, special deposit or similar requirement or any assessment by the Federal Deposit Insurance Corporation (or any successor thereto) against the Series 1997-1 Letter of Credit or any Series 1997-1 LOC Disbursements), then RFC, solely with respect to any Series 1997-1 LOC Liquidity Disbursement, and each of the Lessees and Republic (jointly and severally) with respect to Series 1997-1 LOC Credit Disbursements and in all other cases and for all other disbursements with respect to the Series 1997-1 Letter of Credit, shall, from time to time, upon written notice by the Series 1997-1 Letter of Credit Provider to RFC or Republic (including on behalf of the Lessees) as applicable, pay the Series 1997-1 Letter of Credit Provider additional amounts sufficient to compensate the Series 1997-1 Letter of Credit Provider for such increased cost or reduction. A statement of the Series 1997-1 Letter of Credit Provider as to any such additional amounts (including calculations thereof in reasonable detail) shall, in the absence of demonstrable error, be conclusive and binding on RFC, each of the Lessees and Republic, as applicable.

         Section 2.7. Taxes. (a) All payments by RFC, each of the Lessees and Republic of all amounts payable hereunder (including fees) and all payments by the GM Series 1997-1 Support Provider of all amounts payable under the GM Series 1997-1 Support Agreement and all payments by the Series 1997-1 Support Letter of Credit Providers shall in each case be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding taxes imposed on the Series 1997-1 Letter of

Credit Provider on or measured by its overall net income, overall receipts or overall assets and franchise taxes imposed on it by the jurisdiction in which it is organized or is operating or any political subdivision thereof and taxes imposed on or measured by the Series 1997-1 Letter of Credit Provider's overall net income, overall receipts or overall assets or franchise taxes imposed on it by the jurisdiction of the Series 1997-1 Letter of Credit Provider's office issuing and/or administering the Series 1997-1 Letter of Credit, or any political subdivision thereof (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by RFC, any of the Lessees, or Republic hereunder, or by the GM Series 1997-1 Support Provider under the GM Series 1997-1 Support Agreement, or by the Series 1997-1 Support Letter of Credit Providers under their respective Series 1997-1 Support Letters of Credit, is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then RFC, in connection with any payment to be made by RFC, and each of the Lessees and Republic, in connection with any payment to be made by it, including with respect to any such payment with respect to the GM Series 1997-1 Support Provider or the Series 1997-1 Support Letter of Credit Providers promptly upon receipt by Republic of written notice from the Series 1997-1 Letter of Credit Provider that any such payment is due and payable, will:

              (i) pay directly to the relevant authority the full amount required to be so withheld or deducted;

              (ii) promptly forward to the Series 1997-1 Letter of Credit Provider an official receipt or other documentation satisfactory to the Series 1997-1 Letter of Credit Provider, evidencing such payment to such authority; and

              (iii) pay to the Series 1997-1 Letter of Credit Provider for the account of the Series 1997-1 Letter of Credit Provider such additional amount or amounts as is necessary to ensure that the net amount actually received by the Series 1997-1 Letter of Credit Provider will equal the full amount the Series 1997-1 Letter of Credit Provider would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Series 1997-1 Letter of Credit Provider with respect to any payment received by the Series 1997-1 Letter of Credit Provider hereunder or under the GM Series 1997-1 Support Agreement or any Series 1997-1 Support Letter of Credit, the Series 1997-1 Letter of Credit Provider may pay such Taxes and RFC, in connection with any payment to be made by RFC, and each of the Lessees and Republic, in connection with payment to be made, by it, including with respect to any such payment with respect to the GM Series 1997-1 Support Provider or Series 1997-1 Support Letter of Credit Providers promptly upon receipt by Republic of written notice from the Series 1997-1 Letter of Credit Provider that any such payment is due and payable, will promptly upon receipt of prior written notice stating the amount of such Taxes pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such

Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted.

         (b) If RFC, any of the Lessees or Republic, as the case may be, fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Series 1997-1 Letter of Credit Provider the required receipts or other required documentary evidence, RFC, any of the Lessees or Republic, as the case may be, shall indemnify the Series 1997-1 Letter of Credit Provider for any incremental Taxes, interest or penalties that may become payable by the Series 1997-1 Letter of Credit Provider as a result of any such failure.

         (c) Upon the request of RFC, any of the Lessees or Republic, the Series 1997-1 Letter of Credit Provider shall, prior to the initial due date of any payments hereunder and to the extent permissible under then current law, execute and deliver to RFC, such Lessee or Republic, as the case may be, on or about the first scheduled payment date in each calendar year thereafter, one or more (as RFC, such Lessee or Republic, as the case may be, may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 or such other appropriate forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to the Series 1997-1 Letter of Credit Provider is exempt from withholding or deduction of Taxes. RFC, each of the Lessees and Republic shall not, however, be required to pay any increased amount under this Section 2.7(c) to the Series 1997-1 Letter of Credit Provider if the Series 1997-1 Letter of Credit Provider fails to comply with the requirements set forth in this paragraph.

         Section 2.8. Replacement of Series 1997-1 Letter of Credit Provider. In the event that (i) the Series 1997-1 Letter of Credit Provider shall have notified Republic or RFC (and shall not have retracted such notification) that its compliance with any of its material obligations hereunder or under the Series 1997-1 Letter of Credit would be unlawful, (ii) the Series 1997-1 Letter of Credit Provider fails to extend its Series 1997-1 Letter of Credit Commitment pursuant to Section 2.1(c), (iii) any of the Lessees, RFC or Republic is required pursuant to Section 2.6 or 2.7 to make any payment to or on behalf of the Series 1997-1 Letter of Credit Provider (or would be so required on or prior to the next following date on which a payment hereunder (other than pursuant to Sections 2.6 and 2.7) is required to be made to or for the Series 1997-1 Letter of Credit Provider) or (iv) the Series 1997-1 Letter of Credit Provider shall have failed to fund any Series 1997-1 LOC Disbursement under the Series 1997-1 Letter of Credit, then Republic shall have the right, at its own expense, upon notice to the Series 1997-1 Letter of Credit Provider and the Enhancement Agent, to require the Series 1997-1 Letter of Credit Provider, and the Series 1997-1 Letter of Credit Provider hereby agrees, to transfer and assign without recourse all the interests, rights and obligations of the Series 1997-1 Letter of Credit Provider to an Eligible Credit Enhancer provided by Republic on behalf of the Lessees and RFC; provided, however, that (w) no such assignment shall conflict with any law, rule, regulation or order of any Governmental Authority, (x) such assignment shall be without recourse, representation and warranty and shall be on terms and conditions reasonably satisfactory to such replaced Series

1997-1 Letter of Credit Provider and such replacement Eligible Credit Enhancer,
(y) the purchase price paid by such replacement Eligible Credit Enhancer shall be in an amount equal to the aggregate amount of all Series 1997-1 LOC Disbursements and all other amounts owed by the Series 1997-1 Support Letter of Credit Providers and the Series 1997-1 GM Support Letter of Credit Provider to such replaced Series 1997-1 Letter of Credit Provider under the Series 1997-1 Support Letters of Credit and the GM Series 1997-1 Support Agreement, as applicable, as of the date of such assignment, and (z) Republic or such Eligible Credit Enhancer, as the case may be, shall pay to such replaced Series 1997-1 Letter of Credit Provider in same day funds on the date of such assignment all sums specified in clause (y) and interest accrued to the date of payment on the Series 1997-1 LOC Disbursements made by such replaced Series 1997-1 Letter of Credit Provider hereunder and all other amounts accrued for such replaced Series 1997-1 Letter of Credit Provider's account or owed to it hereunder and under the Series 1997-1 Support Reimbursement Agreement, including those amounts owed pursuant to Sections 2.6 and 2.7.

         Section 2.9. Obligation Absolute. The payment obligations of RFC, Republic and each Lessee under this Agreement and any other agreement or instrument relating to the Series 1997-1 Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

                  (a) any lack of validity or enforceability of this Agreement, the Series 1997-1 Letter of Credit or any other Related Document;

                  (b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the obligations of RFC, Republic or any Lessee in respect of the Series 1997-1 Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the Related Documents;

                  (c) the existence of any claim, set-off, defense or other right which RFC, Republic or any Lessee may have at any time against the Series 1997-1 Collateral Agent, the Trustee, the Series 1997-1 Letter of Credit Provider or any other beneficiary or any transferee of the Series 1997-1 Letter of Credit (or any persons or entities for whom the Series 1997-1 Collateral Agent, the Trustee, the Series 1997-1 Letter of Credit Provider, any such beneficiary or any such transferee may be acting), any of the Liquidity Lenders, or any other person or entity, whether in connection with this Agreement, the transactions contemplated hereby or by the Related Documents or any unrelated transaction;

                  (d) any statement or any other document presented under any of the Series 1997-1 Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

                  (e) any statement or any other document presented under any of the Series 1997-1 Letter of Credit proving to be insufficient in any respect;

                  (f) payment by any of Series 1997-1 Letter of Credit Providers under the Series 1997-1 Letter of Credit against presentation of a draft or certificate which does not comply with the terms of the Series 1997-1 Letter of Credit;

                  (g) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the obligations of RFC, Republic and each Lessee in respect of the Series 1997-1 Letter of Credit; or

                  (h) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, RFC, Republic or any Lessee or a guarantor.

         Section 2.10. Amendments to GM Series 1997-1 Support Reimbursement Agreement. None of RFC, Republic or any Lessee shall, without the Series 1997-1 Letter of Credit Provider's prior written consent, make or agree to make any modification, amendment or waiver to or of the GM Series 1997-1 Support Reimbursement Agreement that would directly or indirectly affect (x) the obligations of liabilities of the Series 1997-1 Letter of Credit Provider under the Series 1997-1 Letter of Credit or (y) any rights or benefits of the Series 1997-1 Letter of Credit Provider under the GM Series 1997-1 Support Agreement.


                                   ARTICLE III

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         Section 3.1. Representations and Warranties of the Lessees and Republic. To induce the Series 1997-1 Letter of Credit Provider to enter into this Agreement and to issue the Series 1997- 1 Letter of Credit, each of the Lessees hereby represents and warrants (which representations and warranties shall be deemed made on the dates of issuance and extension, if any, of the Series 1997-1 Letter of Credit) to the Series 1997-1 Letter of Credit Provider, and Republic represents and warrants (which representations and warranties shall be deemed made on the dates of issuance and extension, if any, of the Series 1997-1 Letter of Credit) to the Series 1997-1 Letter of Credit Provider, as to itself and as to each of the Lessees that:

              (a) Organization; Ownership; Power; Qualification. Each of Republic and the Lessees (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted, and (iii) is duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of its properties or the nature of its businesses requires such qualification or authorization, except where the failure to so qualify is not reasonably likely to have a Material Adverse Effect.

              (b) Authorization; Enforceability. Each of Republic and the Lessees has the corporate power and has taken all necessary corporate action to authorize it to execute, deliver and perform this Agreement and each of the other Related Documents to which it is a party in accordance with their respective terms, and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by each of Republic and the Lessees and is, and each of the other Related Documents to which Republic or any of the Lessees is a party is, a legal, valid and binding obligation of Republic or such Lessee, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization and similar laws affecting creditors generally and by the availability of equitable remedies.

              (c) Compliance. (i) The execution, delivery and performance by each of Republic and the Lessees of this Agreement and each of the other Related Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not
         (A) require any consent, approval, authorization or registration not already obtained or effected, except where the failure to obtain any such consent, approval or authorization or to register is not reasonably likely to have a Material Adverse Effect, (B) violate any applicable law with respect to Republic or such Lessee which violation is reasonably likely to have a Material Adverse Effect, (C) conflict with, result in a breach of, or constitute a default under (x) the certificate of incorporation or by-laws of Republic or such Lessee, or
         (y) any indenture, agreement, or other instrument to which Republic or such Lessee is a party or by which its properties may be bound which conflict, breach or default (in the case of clause (y)) is reasonably likely to have a Material Adverse Effect, or (D) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by Republic or such Lessee except Permitted Encumbrances.

              (ii) Each of Republic and the Lessees (i) is not in violation of any law, ordinance, rule, regulation or order of any Governmental Authority applicable to it or its property, other than Environmental Laws, which violation is reasonably likely to have a Material Adverse Effect, and no such violation has been alleged, (ii) has filed in a timely manner all reports, documents and other materials required to be filed by it with any governmental bureau, agency or instrumentality (and the information contained in each of such material filings is true, correct and complete in all material respects), except where failure to make such filings is not reasonably likely to have a Material Adverse Effect and (iii) has retained all records and documents required to be retained by it pursuant to any

         Requirement of Law, except where failure to retain such records is not reasonably likely to have a Material Adverse Effect.

         Section 3.2. Representations and Warranties of RFC. To induce the Series 1997-1 Letter of Credit Provider to enter into this Agreement and to issue the Series 1997-1 Letter of Credit hereunder, RFC represents and warrants (which representations and warranties shall be deemed to be made on the date of issuance and extension, if any, of the Series 1997-1 Letter of Credit) to the Series 1997-1 Letter of Credit Provider that:

              (a) Organization; Power; Qualification. RFC (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted, and (iii) is duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of its properties or the nature of its businesses requires such qualification or authorization, except where the failure to so qualify is not reasonably likely to have a Material Adverse Effect.

              (b) Authorization; Enforceability. RFC has the corporate power and has taken all necessary corporate action to authorize it to execute, deliver and perform this Agreement and each of the other Related Documents to which it is a party in accordance with their respective terms, and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by RFC and is, and each of the other Related Documents to which RFC is a party is, a legal, valid and binding obligation of RFC enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization and similar laws affecting creditors generally and by the availability of equitable remedies.

              (c) Compliance. (i) The execution, delivery and performance, in accordance with their respective terms, by RFC of this Agreement and each of the other Related Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (A) require any consent, approval, authorization or registration not already obtained or effected, (B) violate any applicable law with respect to RFC or otherwise, as applicable, (C) conflict with, result in a breach of, or constitute a default under the certificate of incorporation or by-laws of RFC, or under any indenture, agreement, or other instrument to which RFC is a party or by which its properties may be bound, or (D) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by RFC except Permitted Encumbrances.

              (ii) RFC (A) is not in violation of any law, ordinance, rule, regulation or order of any Governmental Authority applicable to it or its property and no such violation has been alleged, (B) has filed in a timely manner all reports, documents and other materials required to be filed by it with any governmental bureau, agency or instrumentality (and the information contained in each of such filings is true, correct and complete in all material respects), and (C) has retained all records and documents required to be retained by it pursuant to any Requirement of Law.

         Section 3.3. Series 1997-1 Letter of Credit Provider Covenants. (a) The Series 1997-1 Letter of Credit Provider covenants and agrees with each of the Lessees, RFC and Republic that on the Series 1997-1 Closing Date it will provide to each of the Rating Agencies, the Series 1997-1 Liquidity Agent, the Trustee, the Enhancement Agent, the Series 1997-1 Collateral Agent, the Master Collateral Agent, the Dealers, the Depositary, the Series 1997-1 Support Letter of Credit Providers, the GM Series 1997-1 Support Provider, RFC, each of the Lessees and Republic the favorable written opinion of its special New York counsel and the favorable written opinion of its internal counsel, which opinions shall address the due authorization, execution and delivery of the Series 1997-1 Letter of Credit and the enforceability thereof against the Series 1997-1 Letter of Credit Provider.

         (b) The Series 1997-1 Letter of Credit Provider hereby acknowledges and agrees with Republic, RFC and each of the Lessees that it will (x) so long as all sums due and owing by the related Series 1997-1 Support Letter of Credit Provider to the Series 1997-1 Letter of Credit Provider have been paid in full, comply with its obligation set forth in Section 2.8 of the Series 1997-1 Support Reimbursement Agreement to surrender any Series 1997-1 Support Letter of Credit to the related Series 1997-1 Support Letter of Credit Provider upon the Series 1997-1 Letter of Credit Provider's receipt of written notice from the Enhancement Agent that the conditions for the surrender of such Series 1997-1 Support Letter of Credit set forth in clauses (i) through (iv) of Section 2.8 of the Series 1997-1 Support Reimbursement Agreement have been satisfied, (y) provide prompt written notice to Republic immediately following any payment by any Series 1997-1 Support Letter of Credit Provider or the GM Series 1997-1 Support Provider to the Series 1997-1 Letter of Credit Provider pursuant to the related Series 1997-1 Support Letter of Credit or the GM Series 1997-1 Support Agreement, as applicable, including the dollar amount of such reimbursement and
(z) immediately upon its receipt of any Support Termination Disbursement (as defined in Annex D of a Series 1997-1 Letter of Credit) or Support Reduction Disbursement (as defined in Annex D of the GM Series 1997-1 Support Agreement), as the case may be, deposit or cause to be deposited, subject to the proviso set forth below, an amount equal to such Support Termination Disbursement or Support Reduction Disbursement to the Series 1997-1 Cash Collateral Account, provided that with respect to any Support Termination Disbursement or Support Reduction Disbursement the Series 1997-1 Letter of Credit may withhold from deposit to the Series 1997-1 Cash Collateral Account and retain for the Series 1997-1 Letter of Credit Provider's account an amount up to the aggregate amount of any Support Disbursements due and payable to the Series 1997-1 Letter of Credit Provider by the related Series 1997-1 Support Letter of Credit Provider or the GM Series 1997-1 Support Provider, as the case may be, as of the date of such disbursement.

                                   ARTICLE IV

                                  MISCELLANEOUS

         Section 4.1. Payments. (a) Unless otherwise specified herein, all payments to the Series 1997-1 Letter of Credit Provider hereunder shall be made in lawful currency of the United States and in immediately available funds prior to 2:00 p.m. (New York City time) on the date such payment is due by wire transfer to the Series 1997-1 Letter of Credit Provider, Westdeutsche Landesbank Girozentrale, New York Branch at such account as the Series 1997-1 Letter of Credit Provider may direct in writing.

         (b) Whenever any payment under this Agreement shall be stated to be due on a day which is not a Business Day, such payment, unless otherwise provided herein, shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in computing interest, commissions or fees, if any, in connection with such payment.

         (c) RFC shall make payment of all amounts owing by it hereunder, including, without limitation, interest thereon, increased costs, fees and expenses, but only to the extent funds are available to RFC therefor.

         Section 4.2. Expenses. RFC agrees, solely with respect to Series 1997-1 LOC Liquidity Disbursements, and the Lessees and Republic agree, with respect to Series 1997-1 LOC Credit Disbursements, Series 1997-1 LOC Termination Disbursements and in all other cases and for all other disbursements, to pay reasonable attorneys' fees and expenses and all other reasonable out-of-pocket costs and reasonable expenses incurred by the Series 1997-1 Letter of Credit Provider, if any, in connection with the preparation, execution and delivery, administration (other than overhead expenses), extension, enforcement, amendment or waiver of the obligations of this Agreement, the Series 1997-1 Letter of Credit, the Series 1997-1 Support Letter of Credit, the GM Series 1997-1 Support Agreement, the Series 1997-1 Support Reimbursement Agreement or any other Related Document or any other agreement furnished hereto or in connection herewith and with respect to presenting claims in or otherwise participating in any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any ancillary proceedings .

         The Lessees each agree to pay on demand all reasonable expenses of the Series 1997-1 Letter of Credit Provider in connection with the filing, recording, refiling or rerecording of the Series 1997-1 Letter of Credit, this Agreement, the Related Documents and/or any UCC financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof.

         In addition, RFC, solely with respect to Series 1997-1 LOC Liquidity Disbursements, and each of the Lessees and Republic with respect to Series 1997-1 LOC Credit Disbursements and in all other cases, each agree to pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of the Series 1997-1 Letter of Credit, this Agreement, any Related Document and any other document executed or delivered in connection therewith, and agree to save the Series 1997-1 Letter of Credit Provider harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

         Section 4.3. Indemnity. (a) The Lessees and Republic each agree to indemnify and hold harmless the Series 1997-1 Letter of Credit Provider and, in their capacities as such, officers, directors, shareholders, affiliates, controlling persons, employees, agents and servants of the Series 1997-1 Letter of Credit Provider, from and against any and all claims, damages (direct but not consequential), losses, liabilities, costs or expenses whatsoever which any the Series 1997-1 Letter of Credit Provider may incur or which may be claimed against the Series 1997-1 Letter of Credit Provider by any Person whatsoever (including reasonable fees and expenses of counsel) in each case arising out of or by reason of or in connection with, or in connection with the preparation of a defense of, any investigation, litigation or proceeding arising out of, relating to or in connection with (x) the execution and delivery of the Series 1997-1 Letter of Credit or this Agreement, (y) the payment of any Series 1997-1 LOC Credit Disbursement or that share of any Series 1997-1 LOC Termination Disbursement allocable to the Lessees as the Lessee Termination Reimbursement Share of any Support Termination Disbursement in connection with, the Series 1997-1 Letter of Credit or this Agreement or any other Related Document, or (z) the offering and sale of the Commercial Paper Notes, or any acts or omissions of any of the Lessees or Republic in connection herewith or therewith, or any transactions contemplated hereby or thereby (whether or not consummated), or any inaccuracies or alleged inaccuracies in any material respect or any untrue statement or alleged untrue statement of any of the Lessees or Republic contained or incorporated by reference in any Related Document or the omission or alleged omission by any of the Lessees or Republic to state therein a material fact necessary to make such statements, in the light of the circumstances under which they are or were made, not misleading, except to the extent that such claim, damage, loss, liability, cost or expense is caused by the willful misconduct or gross negligence of the Series 1997-1 Letter of Credit Provider.

         (b) RFC agrees to indemnify and hold harmless the Series 1997-1 Letter of Credit Provider and, in their capacities as such, officers, directors, shareholders, affiliates, controlling persons, employees, agents and servants of the Series 1997-1 Letter of Credit Provider, from and against any and all claims, damages (direct but not consequential), losses, liabilities, costs or expenses whatsoever which any the Series 1997-1 Letter of Credit Provider may incur or which may be claimed against the Series 1997-1 Letter of Credit Provider by any Person whatsoever (including reasonable fees and expenses of counsel) in each case arising out of or by reason of or in connection with, or in connection with the preparation of a defense of, any investigation, litigation or proceeding arising out of, relating to or in connection with (x) the execution and delivery of the Series 1997-1 Letter of Credit or this Agreement, (y) the payment of any Series 1997-1 LOC Liquidity Disbursement or that share of any Series 1997-1 LOC Termination Disbursement allocable to RFC as the RFC Termination Reimbursement Share of any Support Termination Disbursement in connection with, or the Series 1997-1 Letter of Credit or this Agreement or any other Related Document, or the offering and sale of the Commercial Paper Notes, or (z) any acts or omissions of RFC in connection herewith or therewith, or any transactions contemplated hereby or thereby (whether or not consummated), or any inaccuracies or alleged inaccuracies in any material respect or any untrue statement or alleged untrue statement of any of the Lessees or Republic contained or incorporated by reference in any Related Document or the omission or alleged omission by RFC to state therein a material fact necessary to make such statements, in the light of the circumstances under which they are or were made, not misleading, except to the extent that such claim, damage, loss, liability, cost or expense is caused by the willful misconduct or gross negligence of the Series 1997-1 Letter of Credit Provider.

         Section 4.4. Notices. All notices, amendments, waivers, consents and other communications provided to any party or any Person with respect to which any notice or other communication is to be provided pursuant to this Agreement shall be in writing and addressed, delivered or transmitted to such party at its address or facsimile number set forth in Schedule 1, or in each case at such other address or facsimile number as may be designated by any such party or Person in a notice to the other parties hereto. Any notice, if mailed or properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted upon receipt of electronic confirmation of transmission.

         Section 4.5. Amendments, etc. This Agreement and the rights and obligations of the parties hereunder may only be amended by an instrument in writing signed by the Series 1997-1 Letter of Credit Provider and each other party hereto against whom enforcement of such amendment or modification is sought.

         Section 4.6. Consent to Jurisdiction. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY LESSEE, RFC OR REPUBLIC WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR (TO THE EXTENT PERMITTED BY LAW) FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT EACH LESSEE, RFC AND REPUBLIC ACCEPT FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. REPUBLIC, RFC AND EACH LESSEE DESIGNATES AND APPOINTS CT CORPORATION SYSTEM, WHOSE ADDRESS IS 1633 BROADWAY, NEW YORK, NEW YORK 10019, AND

SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY REPUBLIC, EACH OF THE LESSEES, RFC AND REPUBLIC IRREVOCABLY AGREEING IN WRITING TO SERVE, AS ITS AGENT TO RECEIVE ON ITS BEHALF, SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY REPUBLIC, EACH OF THE LESSEES, RFC AND REPUBLIC AS THE CASE MAY BE, TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO RFC SO SERVED AT ITS ADDRESS PROVIDED PURSUANT TO SECTION 4.4, EXCEPT THAT, UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY RFC REFUSES TO ACCEPT SERVICE, RFC HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE SERIES 1997-1 LETTER OF CREDIT PROVIDER TO BRING PROCEEDINGS AGAINST ANY LESSEE, RFC OR REPUBLIC IN THE COURTS OF ANY OTHER JURISDICTION.

         Section 4.7. Waiver of Jury Trial. THE SERIES 1997-1 LETTER OF CREDIT PROVIDER, EACH LESSEE, RFC AND REPUBLIC HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE SERIES 1997-1 LETTER OF CREDIT PROVIDER, ANY LESSEE, RFC OR REPUBLIC IN CONNECTION HEREWITH OR THEREWITH. EACH LESSEE, RFC AND REPUBLIC EACH ACKNOWLEDGE AND AGREE THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE SERIES 1997-1 LETTER OF CREDIT PROVIDER ENTERING INTO THIS AGREEMENT.

         Section 4.8. Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE AN AGREEMENT MADE UNDER, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         Section 4.9. Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 4.10. Term. Subject to Section 4.14, this Agreement shall remain in full force and effect until the termination of the Series 1997-1 Letter of Credit.

         Section 4.11. Successors and Assigns. This Agreement shall be binding upon the Series 1997-1 Letter of Credit Provider and its successors and assigns, each Lessee and its successors and assigns, RFC and its successors and assigns, Republic and its successors and assigns; provided, however, that none of the Lessees, RFC or Republic may transfer or assign any of its obligations, rights, or interests hereunder without the prior written consent of the Series 1997-1 Letter of Credit Provider. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement.

         Section 4.12. Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement.

         Section 4.13. Bankruptcy Petition Against RFC. The Series 1997-1 Letter of Credit Provider hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of both (i) the latest maturing Commercial Paper Note and (ii) the Series 1997-1 Notes, it will not institute against, or join with any other Person in instituting against, RFC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other similar proceeding under the laws of the United States or any state of the United States; provided, however, that nothing in this Section 4.13 shall constitute a waiver of any right to indemnification, reimbursement or other payment from any Lessee or RFC pursuant to this Agreement. In the event that the Series 1997-1 Letter of Credit Provider takes action in violation of this
Section 4.13, RFC agrees, for the benefit of the Holders of the Commercial Paper Notes, that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by the Series 1997-1 Letter of Credit Provider against RFC or the commencement of such action and raise the defense that any the Series 1997-1 Letter of Credit Provider has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert; and the Series 1997-1 Letter of Credit Provider acting on violation of this Section
4.13 shall be liable for and pay any costs and expenses incurred by RFC in connection therewith. The provisions of this Section 4.13 shall survive the termination of the Agreement and the replacement or removal of the Series 1997-1 Letter of Credit Provider.

         Section 4.14. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by Republic, RFC and the Lessees in connection herewith shall survive the execution and delivery of this Agreement, regardless of any investigation made by the Series 1997-1 Letter of Credit Provider or on its behalf and shall continue so long as and until such time as all obligations hereunder and under the CP Program Documents and all Commercial Paper Notes Outstanding shall have been paid in full. The obligations of Republic, RFC and the Lessees under Sections 2.6, 2.7, 4.2 and 4.3 shall in each case survive any termination of this Agreement, the payment in full of all obligations hereunder or under any other CP Program Document and the termination of the Series 1997-1 Letter of Credit.

         Section 4.15. Obligation. The Series 1997-1 Letter of Credit Provider, each of the Lessees and RFC each understand and agree that the Series 1997-1 Letter of Credit is irrevocable and the obligations of the Series 1997-1 Letter of Credit Provider as issuer thereof shall be unaffected by any default hereunder. None of the failure of any of the Lessees, Republic or RFC (or any person or organization acting on behalf of either) or the Trustee or the Series 1997-1 Collateral Agent to take any action (whether required hereunder or otherwise), nor any action taken by any of the Lessees, Republic or RFC shall be asserted by the Series 1997-1 Letter of Credit Provider as a defense to payment under the Series 1997-1 Letter of Credit (except for the failure of any documents presented thereunder to comply with the terms of the Series 1997-1 Letter of Credit) or as the basis of a right of set off by the Series 1997-1 Letter of Credit Provider against its obligations to make any such payment.

         Section 4.16. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         Section 4.17. [Reserved].

         Section 4.18. Limited Recourse to RFC. (a) The Series 1997-1 Letter of Credit Provider agrees that, during any period prior to the Scheduled Liquidity Commitment Expiration Date that Commercial Paper Notes shall be outstanding (any such period being a "Designated Period"), the obligations of RFC to the Series 1997-1 Letter of Credit Provider hereunder shall be due and payable only to the extent that RFC's assets are sufficient to pay the same. No claims of the Series 1997-1 Letter of Credit Provider arising under or in connection with this Agreement are intended to be impaired or waived by this Section 4.18.

         (b) Without limiting the obligations of RFC hereunder, no recourse shall be had for the payment of any amount owing in respect of any disbursement made under this Agreement or for the payment of any fee hereunder or any other obligation or claim arising out of or based upon this Agreement against any stockholder, employee, officer, director, affiliate or incorporator of RFC based on their status as such or their actions in connection therewith. The provisions of this Section 4.18(b) shall survive the termination of this Agreement.

         Section 4.19. Waiver of Set-Off. The Series 1997-1 Letter of Credit Provider hereby waives and relinquishes any right that it has or may have to set-off or to exercise any banker's lien or any right of attachment or garnishment with respect to any funds at any time and from time to time on deposit in, or otherwise to the credit of, any account and any claims of RFC therein or with respect to any right to payment from RFC, it being understood, however, that nothing contained in this Section 4.19 shall, or is intended to, derogate from the assignment and security interest granted to the Series 1997-1 Collateral Agent under the Series 1997-1 Collateral Agreement or impair any rights of the Series 1997-1 Letter of Credit Provider or the Series 1997-1 Collateral Agent thereunder.

         Section 4.20. Confidentiality. The Series 1997-1 Letter of Credit Provider hereby agrees that it shall not disclose any Confidential Information (as defined below) to any Person without the consent of Republic, the Lessees or RFC, as applicable, other than (a) to the Series 1997-1 Letter of Credit Provider's Affiliates and their respective officers, directors, employees, agents and advisors and to actual or prospective assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process and (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

         "Confidential Information" means information that Republic, any Lessees or RFC furnishes to the Series 1997-1 Letter of Credit Provider on a confidential basis, but does not include any such information that is or becomes generally available to the public other than as a result of a disclosure by any Series 1997-1 Letter of Credit Provider or other Person to which the Series 1997-1 Letter of Credit Provider delivered such information or that is or becomes available to the Series 1997-1 Letter of Credit Provider from a source other than Republic, the Lessees or RFC, provided that such source is not (i) known to the Series 1997-1 Letter of Credit Provider to be bound by a confidentiality agreement with Republic, the applicable Lessee or RFC, as the case may be, or (ii) known to the Series 1997-1 Liquidity Provider to be otherwise prohibited from transmitting the information by a contractual, legal or fiduciary obligation.

         Section 4.21. Nature of Obligations. No obligation hereunder of the Lessees shall be payable by RFC, and no obligation hereunder of RFC shall be payable by the Lessees.

         Section 4.22. Additional Lessees. In the event that any direct or indirect Subsidiary of or other Affiliate of Republic (each a "Republic Affiliate") shall have become a "Lessee" under and pursuant to the Series 1997-1 Support Reimbursement of this Agreement, then Republic and such Republic Affiliate shall execute and deliver to the Series 1997-1 Letter of Credit
Provider:

                  (i) a Lessee Joinder in Letter of Credit Agreement substantially in the form attached hereto as Exhibit B (each, a "Lessee Joinder in Letter of Credit Agreement"); and

                  (ii) any additional documentation that the Series 1997-1 Letter of Credit Provider or the Enhancement Agent may require to evidence the assumption by such Republic Affiliate of the obligations and liabilities set forth in this Agreement.

Upon satisfaction of the foregoing conditions and receipt by the Series 1997-1 Letter of Credit Provider of the Lessee Joinder in Letter of Credit Agreement executed by such Republic Affiliate and Republic, such Republic Affiliate shall be deemed to be a "Lessee" for purposes of this Agreement and shall be entitled to the benefits and subject to the liabilities and obligations of a Lessee hereunder.

         Section 4.23. Other Obligations and Rights of the Series 1997-1 Letter of Credit Provider. No term or provision hereof shall in any manner modify, amend or affect the Series 1997-1 Letter of Credit Provider's (i) obligations or liabilities under its Series 1997-1 Letter of Credit or (ii) rights or benefits under any Series 1997-1 Support Letter of Credit or the GM Series 1997-1 Support Letter of Credit.

         Section 4.24. Benefit for the Series 1997-1 Letter of Credit Provider. With regard to the Lessee's obligations hereunder and under the Series 1997-1 Support Reimbursement Agreement in favor of the Series 1997-1 Letter of Credit Provider, the Series 1997-1 Letter of Credit Provider shall receive the full benefit of Section 2.20 of the Series 1997-1 Support Reimbursement Agreement (as in effect on the date hereof, along with all amendments, modifications and waivers consented thereto by the Series 1997-1 Letter of Credit Provider).


                     [Remainder of Page Intentionally Blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, as of the day and year first above written.



                                          REPUBLIC INDUSTRIES FUNDING CORP.



                                          By: /s/ Dwight Jenkins
                                             ----------------------------------
                                             Name:  Dwight Jenkins
                                             Title: Vice President
                                                    and Assistant Secretary



                                          REPUBLIC INDUSTRIES, INC.



                                          By: /s/ Kathleen W. Hyle
                                             ----------------------------------
                                             Name:  Kathleen W. Hyle
                                             Title: Vice President - Finance
                                                    and Treasurer


                                          WESTDEUTSCHE LANDESBANK
                                          GIROZENTRALE, NEW YORK BRANCH


                                          By: /s/ Alan S. Bookspan
                                             ----------------------------------
                                             Name: Alan S. Bookspan
                                             Title: Vice President


                                          By: /s/ Salvatore Battinelli
                                             ----------------------------------
                                             Name: Salvatore Battinelli
                                             Title: Vice President
                                                    Credit Department

                                             LESSEES:

                                             ALAMO RENT-A-CAR, INC.



                                             By: /s/ Kathleen W. Hyle
                                                 ------------------------------
                                                 Name:  Kathleen W. Hyle
                                                 Title: Treasurer


                                             NATIONAL CAR RENTAL SYSTEM, INC.



                                             By: /s/ Kathleen W. Hyle
                                                 ------------------------------
                                                 Name:  Kathleen W. Hyle
                                                 Title: Treasurer


                                             SPIRIT RENT-A-CAR, INC.



                                             By: /s/ Kathleen W. Hyle
                                                 ------------------------------
                                                 Name:  Kathleen W. Hyle
                                                 Title: Treasurer


                                             VALUE RENT-A-CAR, INC.



                                             By: /s/ Kathleen W. Hyle
                                                 ------------------------------
                                                 Name:  Kathleen W. Hyle
                                                 Title: Treasurer




Note: Pursuant to Instruction 2 to Item 601(a) of Regulation S-K, the registrant has not filed the documents relating to Series 1997-2 notes, Series 1997-3 notes or Series 1997-4 notes which are substantially similar to the document filed herewith relating to the Series 1997-1 notes.